Exhibit 99.1

Terayon to Announce Third Quarter 2003
Financial Results on October 22

Santa Clara, California – October 14, 2003 – Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband solutions, today confirmed that it will release financial results for its third quarter ended September 30, 2003 on Wednesday, October 22, at approximately 1 p.m. Pacific Time.

     Terayon will host a conference call to discuss its financial results at 2 p.m. Pacific Time that day. A live audio webcast of the call will be available to the public from Terayon’s website at www.terayon.com.

     A replay of the conference call will be available via telephone beginning October 22 at approximately 4 p.m. Pacific Time, and will be available through the close of business on November 21, 2003. Participants can access the replay by dialing 877-213-9653 (U.S.) or 630-652-3041 (international). The access code for the replay is 7875743. A replay of the audio webcast will also be available online at www.terayon.com.

About Terayon

     Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced voice, data and video services that are deployed by the world’s leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon is on the web at www.terayon.com.

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“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon’s ability to gain new business; Terayon’s ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon’s new products in the market; the expansion of operations by Terayon’s customers and the deployment of Terayon’s products in specific markets; as well as the other risks detailed from time to time in Terayon’s filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.